                                                                    Exhibit 3.23

                                    FORM 4
                                LETTERS PATENT
                COMPANIES ACT, R.S.P.E.I. 1988, CAP. C-14, S.4

                                LETTERS PATENT
                                 INCORPORATING


                              FABRENE GROUP, INC.

                              DATED May 10, 1996

BY THE HONOURABLE Alan G. Buchanan

TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:

     WHEREAS, the Companies Act, R.S.P.E.I. 1988, Cap. C-14, provides that the Minister may, by letters patent, grant a charter to one or more persons who apply therefor, constituting that person and others who may become shareholders in the company thereby created, a body corporate and politic for any purposes or objects to which the legislative authority of the Legislature extends, except trust companies and insurance companies.

     AND WHEREAS an application has been filed to incorporate a company pursuant to the provisions of Part I of the Companies Act, under the name of

                              FABRENE GROUP, INC.

     THEREFORE, the Minister of Provincial Affairs and Attorney General under the authority of Part I of the Companies Act, by these presents, constitutes the applications and such persons as may hereafter become shareholders in the company hereby created, a body corporate and politic under the above name, with all the rights and powers conferred by the said Act, pursuant to the provisions of the application which is attached hereto and forms part hereof.

                                    DATED AT Charlottetown, Prince Edward Island the 10th day of May, 1996



                                        /s/ Alan G. Buchanan
                                    --------------------------------------------
                                    MINISTER OF PROVINCIAL AFFAIRS
                                    AND ATTORNEY GENERAL

                                    FORM 1
                         APPLICATION FOR INCORPORATION
               COMPANIES ACT, R.S.P.E.I. 1988, CAP. C-14, S.7(1)

TO:  The Honourable The Minister of Provincial Affairs and Attorney General

The undersigned applicants are desirous of obtaining letters patent under the provisions of the Prince Edward Island Companies Act constituting your applicants and such others as may become shareholders in the company thereby created, a body corporate and politic, as follows:

1.   Applicants:       James C. Travers                 Lawyer
                       Stewart McKelvey                 (occupation)
                       Stirling Scales
                       Barristers & Solicitors
                       P.O. Box 2140
                       Charlottetown, P.E.I.

                                                        C1A 8B9

2.   Each of your applicants is of the full age of eighteen years.

3.   The corporate name shall be:  FABRENE GROUP, INC.

4.   The company shall be a       private       company.
                            -------------------
                            (public or private)

5.   The restrictions if any on share transfers are set out in Schedule "A".

6. The purposes for which incorporation is sought by the applicants are set out in Schedule "A" attached hereto.

7.   The registered office address shall be:

          c/o 65 Grafton Street, Charlottetown
          (P.O. Box 2140), P.E.I. C1A 8B9

8. The proposed amount of capital stock of the company shall be not less than $1.00 and shall consist of: an unlimited number of Common shares having no par value.

     The capital of the company shall be at least equal to the sum of the aggregate par value of all issued shares having par value, plus (Check box A or B as applicable)

     (A)  [_]    _____________________ dollars (the blank space being filled in with some number representing one dollar or more) in respect to every issued share without par value.

                                      OR

     (B)  [_]    the aggregate amount of consideration received by the company for the issuance of shares without par value

                 plus such amounts as, from time to time, by bylaw of the company, may be transferred thereto.

9.   First or          Peter C. Bourgeois            Businessman
     Provisional       --------------------          -------------------
     director                                         (occupation)
     (attach list      1544 Ifield Road
     if more than      --------------------
     3)

                       Mississauga, Ont.             L5H 3W1
                       --------------------          -------------------

                       James G. Boyd                 Businessman
                       --------------------          -------------------
                                                     (occupation)


                       10 Legare Street

                       Charleston, South             29401
                       --------------------          -------------------
                       Carolina, USA
                       -------------


10.  Beneficial        PGI Polymer, Inc.             Number & Type
     owners of         --------------------            of Shares
     shares (attach
     list if more      4838 Jenkins Avenue           1,000 Common
     than 3)           --------------------          -------------------


                        North Charleston,            29406
                        -------------------          -------------------
                        South Carolina, USA          (postal code)
                        -------------------

11. We request the provisions set out in Schedule "B" to be embodied in the letters patent.

DATED at Charlottetown, in the County of Queens, in the Province of Prince Edward Island, the 10th day of May, 1996.

SIGNATURE OF WITNESSES                  SIGNATURE OF APPLICANTS

_____________________________           /s/ James Travers
                                        --------------------------------
                 (This application must be filed in duplicate)

                                     FORM 1
                                  SCHEDULE "A"

                               FABRENE GROUP, INC.
--------------------------------------------------------------------------------
                                 (Company Name)

RESTRICTIONS ON SHARE TRANSFER

(a) No share or shares of the capital stock shall be transferred to a person without previous consent to the directors of the Company evidenced by a resolution passed at a meeting of the directors or by the consent in writing of the majority of the directors of the Company.

(b) The directors shall have unfettered discretion to withhold consent for any transfer, but shall not withhold if the transfer shall be in due course of descent or distribution to the person representative or legatees or next of kin of a deceased shareholder.

OBJECTS AND PURPOSES

(a) To purchase or otherwise acquire and hold, lease, let on hire and mortgage, pledge, sell or otherwise dispose of or otherwise deal with real and personal property and rights of all kinds and, in particular, lands, buildings, hereditaments, business or industrial concerns and undertakings, mortgages, charges, contracts, concessions, franchises, annuities, patents, licenses, securities, policies, book debts and any interest in real or personal property and any claims against such property or against any person, firm or corporation and privileges and chooses in action of all kinds.

(b) To invest in shares, stocks, bonds, debentures, and other securities and other evidences of indebtedness and obligations issued or guaranteed by any corporation, company, chartered bank, association, partnership, syndicate, entity, person or governmental, municipal or public authority, domestic or foreign, and evidences of any interest in respect of any such shares, stocks, bonds, debentures, and other securities and other evidences of indebtedness and obligations and to lend money without security or upon the security of real or personal property and to change, alter or realize upon any investments and to reinvest any moneys which may at any time be available for that purpose.

(c) To acquire by original subscription, tender, purchase, exchange or otherwise and to hold either as principal or agent and absolutely as owner or by way of collateral security and to hypothecate any such shares, stocks, bonds, debentures and other securities and other evidences of indebtedness and obligations and evidences of any interest in respect of any such shares, stocks, bonds, debentures and other securities and other evidences of indebtedness and obligations and while the owner or holder thereof to exercise all rights, powers and privileges of ownership including all voting rights (if any) with respect thereto.

(d) To promote, organize, manage or develop or to assist in the promotion, organization, management or development of any corporation, company, syndicate, firm, partnership, enterprise or undertaking, or to take over, manage and dispose of in any manner whatsoever any business or undertaking in which the company may be interested or in the securities of which it may have invested its funds or with which it may have business relations.

(e) To employ experts to investigate and examine into the condition, prospects, value, character and circumstances of any business, concern or undertaking and generally of any assets, property or rights.

(f) To procure capital, credit, or other assistance for establishing, extending or reorganizing any enterprise or industry carried on or intended to be carried on by any person, firm, corporation or company.

(g) To purchase or otherwise acquire and undertake all or any of the assets, business, property, goodwill, franchises, privileges, contracts, rights, obligations and liabilities of any company, firm, society, partnership or person carrying on any business which the Company is authorized to carry on or possessed of property suitable for the purposes of the company or of any company in which the company holds shares, bonds, debenture and obligations and to pay for the same in cash or in shares or securities of the company or partly in cash and partly in shares or securities of the company or any other consideration, and to carry on the business of any such company, firm, society, partnership, or person whose assets are so acquired.

(h) To guarantee the contracts or obligations of or otherwise assist any other companies, society, firm or person and to mortgage, pledge, hypothecate or otherwise charge the whole or any part of the property of the company in connection with such guarantee or assistance.

(i) To do all such other acts or things as are incidental or conducive to the attainment of the above objects or any of them.

(j) To have and exercise all and every the power set forth in Section 15 of the Companies Act, R.S.P.E.I. 1988, Chapter C-14.

(k) In connection with the foregoing, to have and exercise all the rights, powers, authorities and privileges that a private individual might or could possess or enjoy.

                                     FORM 1
                                  SCHEDULE "B"

                              FABRENE GROUP, INC.
--------------------------------------------------------------------------------
                                (Company Name)

ADDITIONAL PROVISIONS TO BE EMBODIED IN THE LETTERS PATENT

     None.

                                    FORM 2
               COMPANIES ACT, R.S.P.E.I. 1988, CAP. C-14, S.9(2)

CANADA
PROVINCE OF
PRINCE EDWARD ISLAND


                                       IN THE MATTER of the Application for
                                       Letters Patent, under the provisions of
                                       the Companies Act, R.S.P.E.I. 1988, Cap.
                                       C-14, under the name FABRENE GROUP, INC.



                                   AFFIDAVIT

     I, James C. Travers of Charlottetown, in the County of Queens, Province of Prince Edward Island,

                         MAKE OATH AND SAY AS FOLLOWS:

1. THAT I am one of the applicants named in the annexed application and have a full knowledge of the facts set out in the said application.

2. THAT the statements and allegations contained in the annexed application are true and correct according to the best of my knowledge, information and belief.

3. THAT I am advised and verily believe that the name FABRENE GROUP, INC. is not the name of any other known corporation or association, incorporated or unincorporated, or of any syndicate or partnership or of any individual or any name under which any known business is being carried on or so nearly resembling the same as to be liable to be confused therewith, or otherwise on public grounds objectionable.



SWORN TO before me at the City of  )
Charlottetown in Queens County,    )
Province of Prince Edward Island,  )
this 10th day of May, 1996.        )
                                   )
                                   )  /s/ James C. Travers
                                   )  -----------------------------
___________________________________)
A COMMISSIONER FOR TAKING
AFFIDAVITS IN THE SUPREME COURT

                                    FORM 3
                             ATTORNEY'S STATEMENT
                COMPANIES ACT, R.S.P.E.I. 1988, CAP. C-14, S.4



RE:  Application for Incorporation of

                              FABRENE GROUP, INC.

     I, James C. Travers of Charlottetown, in the County of Queens, Province of Prince Edward Island, a practicing attorney in the Province, certify that I have examined the application for incorporation of FABRENE GROUP, INC. and am of the opinion that it complies with the requirements of the Companies Act, R.S.P.E.I. 1988, Cap. C-14.



       May 10, 1996                     /s/  James C. Travers
--------------------------------        ------------------------------
Date                                    Signature